EXHIBIT 10.4

Award Number:____
NEIMAN MARCUS GROUP, INC.
Restricted Stock Agreement
Pursuant to the
Neiman Marcus Group, Inc.
Management Equity Incentive Plan
AGREEMENT (“Agreement”), dated as of [●] (the “Grant Date”) between Neiman Marcus Group, Inc., a Delaware corporation (the “Company” and collectively with its Subsidiaries, the “Employer”), and Geoffroy van Raemdonck (the “Participant”).
Preliminary Statement
Subject to the terms and conditions set forth herein, the Committee is granting to the Participant, as an Eligible Employee, an equal number of shares of Class A Common Stock, $0.001 par value per share of the Company (the “Class A Common Stock”), and Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), as set forth in Section 1 below (the “Shares”) , pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan, as it may be amended from time to time (the “Plan”). Each Share consists of one share of Class A Common Stock and one share of Class B Common Stock together. Pursuant to Section 2 hereof, the Shares are subject to certain restrictions that lapse at the times provided under Section 2(c) hereof. While such restrictions are in effect, the Shares subject to such restrictions are referred to herein as “Restricted Stock.” After such restrictions lapse, the Shares no longer subject to such restrictions are referred to herein as “Vested Shares.” The Participant and the Company are party to an employment agreement dated as of January 4, 2018 (the “Employment Agreement”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
Accordingly, the parties hereto agree as follows:
1.Grant of Shares. Subject to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted [●] Shares on the Grant Date. The Participant is required to execute and return to the Company the Accredited Investor Questionnaire provided herewith as a condition of acceptance of the Shares. The Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement, and all applicable laws and regulations.
2.    Restricted Stock.
(a)    Retention of Certificates. Promptly after the Grant Date, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method. Any such stock certificates shall be registered in the Participant’s name and shall bear any legend required by the Plan. Unless held van Raemdonck Restricted Stock Agreement

in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions on the Restricted Stock shall have lapsed (including any restrictions under the Stockholders Agreement). Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Shares. If the Participant receives, with respect to the Restricted Stock or any part thereof, any (i) dividend (whether paid in shares, securities, moneys or property), (ii) shares of Restricted Stock pursuant to any split, (iii) distribution or return of capital resulting from a split-up, reclassification or other changes of the Restricted Stock or (iv) warrants, options or any other rights or properties (collectively “RS Property”), the Participant shall immediately deposit with and deliver to the Company all of such RS Property, including, upon the Company’s request, any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank. The RS Property shall be subject to the same restrictions, including those in this Section 2(a), as the Restricted Stock with respect to which it is issued, and shall be encompassed within the term “Restricted Stock.” Unless otherwise determined by the Committee, RS Property issued in the form of cash will not be reinvested in Common Stock and will be held until delivered to the Participant within 30 days after the date the restrictions related to the Restricted Stock lapse. The restrictions on any RS Property will lapse on the date that the underlying Restricted Stock vests and ceases to be Restricted Stock.
(b)    Rights with Respect to Restricted Stock; Transfer. The Participant will have all rights of a stockholder with respect to the Restricted Stock, including the right to (x) vote the Restricted Stock, (y) subject to Section 2(a), to receive any dividends payable to holders of Common Stock of record (provided, that such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes), and (z) exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that during the Restriction Period: (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock; and (iii) no RS Property will bear interest or be segregated in separate accounts.
Notwithstanding the foregoing, and without limiting any other restrictions in the Stockholders Agreement or otherwise, the Participant may not sell, pledge, assign, encumber or otherwise Transfer any Restricted Stock, except as permitted under the Plan or this Agreement. Any attempted Transfer prohibited under this Agreement, the Plan, the Stockholders Agreement, or otherwise shall be null and void ab initio, and the Company shall not in any way give effect to any such impermissible Transfer.
(c)    Vesting. The Restricted Stock shall vest and cease to be Restricted Stock as provided below. There shall be no partial or proportionate vesting between vesting dates, except as provided herein; provided that the Committee may accelerate the vesting at any time.
[VESTING SCHEDULE]
(d)    Detrimental Activity. The provisions in the Plan regarding Detrimental Activity shall apply to the Shares, and the applicable confidentiality, non-competition and non-

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solicitation covenants that apply for purposes of Section 2.23(c) of the Plan are those set forth in the Employment Agreement. The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes. Without limiting the legal or equitable remedies available in the Plan, this Agreement or otherwise, the Participant acknowledges that (i) engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, (ii) it will not be possible to measure damages for such injuries precisely and (iii) in the event of such activity or threat thereof, the Company may, in addition to the remedies provided under the Plan, obtain from any court of competent jurisdiction (x) a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or (y) such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement, in either case without the necessity of posting a bond or proving special damages.
(e)    Forfeiture. The Participant shall immediately forfeit to the Company, without compensation, all unvested Restricted Stock upon the Participant’s Termination for any reason, excluding Restricted Stock that vests as a result of such Termination.
(f)    Withholding. Unless otherwise directed or permitted by the Committee, the Participant shall pay or provide for all applicable withholding taxes in respect of the vesting of the Restricted Stock by (i) remitting the aggregate amount of such taxes to the Company, in full, by cash, or by check, bank draft or money order payable to the order of the Company, (ii) electing to have the Employer withhold, from Shares that have vested and ceased to be Restricted Stock, a number of whole Shares having a Fair Market Value equal to an amount necessary to satisfy all required federal, state, local and other non-U.S. withholding obligations (using the minimum statutory withholding rates for federal, state, local or non-U.S. tax purposes), including payroll taxes, in all cases to the extent not prohibited under any debt or financing agreements of the Company or any of its Subsidiaries or (iii) to the extent permitted by the Committee, by making arrangements with the Company to have such taxes withheld from other compensation due to the Participant. Unless the Participant notifies the Company otherwise, applicable taxes will be withheld as described in clause (ii) of the previous sentence. For purposes of this Section 2(f), “Fair Market Value” shall have the meaning set forth in the Plan, provided, however, the Participant may require the Committee to retain a nationally recognized independent valuation firm to determine Fair Market Value, and the Company shall bear all expenses with respect thereto if, the Committee’s determination of Fair Market Value is not based on the appraisal of a nationally recognized independent valuation firm as of a date that is within the 6 month period preceding the date of the Committee’s determination.
(g)    Section 83(b). If, within 30 days after the Grant Date, the Participant properly elects to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Restricted Stock (pursuant to Section 83(b) of the Code), the Participant shall be solely responsible for all foreign, federal, state, provincial and local taxes the Participant incurs in connection with such election. It is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b)

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of the Code and all corresponding provisions of state tax laws if the Participant elects to make such election.
3.    Legend. All certificates representing the Restricted Stock shall have endorsed thereon the following legends:
(a)    “The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Neiman Marcus Group, Inc. Management Equity Incentive Plan (as amended from time to time) (the “Plan”), and an award agreement entered into between the registered owner of such shares and Neiman Marcus Group, Inc. (the “Company”). Copies of such Plan and award agreement are on file at the principal office of the Company”; and
(b)    Any legend required to be placed thereon by (i) the Stockholders Agreement or (ii) applicable blue sky laws of any state.
In no event shall the Company be obligated to issue a certificate representing the Restricted Stock.
4.    Termination and Change in Control.
(a)    If (i) the Participant’s employment is Terminated by the Company without Cause, by the Participant for Good Reason or due to an NMG Non-Renewal (as defined in the Employment Agreement) at any time following the second anniversary of the Grant Date and (ii) such Termination does not occur within the twenty-four month period following a Change in Control, then the portion of the then-outstanding and unvested Restricted Stock that would have vested in the 12-month period following the date of such Termination had there been no Termination during such period shall immediately vest on the date of Termination.
(b)    If, within the twenty-four month period following a Change in Control, the Participant’s employment is Terminated by the Company without Cause, by the Participant for Good Reason or due to an NMG Non-Renewal, then all Restricted Stock that is unvested as of such Termination shall immediately vest on the date of Termination.
(c)    The provisions in the Plan regarding Termination and a Change in Control shall apply to the Shares, except as otherwise set forth in this Agreement (including Section 2(e), Sections 4(a), 4(b), Section 5 and Section 6). The Committee may not cancel the Participant’s Restricted Stock (whether or not vested) in connection with a Change in Control without the payment of fair value (as determined by the Committee) for such Restricted Stock.
5.    Participant’s Put Right on the Restricted Stock.
(a)    For purposes of this Agreement:

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(i)    “Company Agreement” means any agreement (including any agreement governing indebtedness) to which the Company or any of its Affiliates is a party or by which any of them is bound.
(ii)    “Eligible Shares” on any date means a number of Vested Shares held by Participant on such date equal to the lesser of:
(A)    the total number of Vested Shares held by Participant on such date; and
(B)    the difference of (I) the number of shares of Common Stock the Participant would have been entitled to sell in Eligible Transfers pursuant to the Tag-Along Rights (assuming that (x) Vested Shares held by Participant on such date and all of the Previously Sold Shares were Vested Shares as of the consummation of the Eligible Transfer and (y) Tag-Along Rights were applicable to each Transfer to an Institutional Stockholder in an Excluded Transfer) and (II) the number of Previously Sold Shares.
(iii)    “Eligible Transfer” means a Transfer by a Major Stockholder of shares of Common Stock (A) in a transaction that is subject to the Tag-Along Right or (B) to an Institutional Stockholder in an Excluded Transfer.
(iv)    “Excluded Transfer” has the meaning set forth in the Stockholders Agreement.
(v)    “Fair Market Value” for purposes of Sections 5, 6 and 7 of this Agreement, means, with respect to a Share, the fair market value of such Share, taking into account any applicable requirements of Section 422 or 409A of the Code.
(vi)    “Good Leaver Termination” means a Termination (A) by the Company without Cause, (B) by the Participant for Good Reason or (C) by the Participant due to an NMG Non-Renewal.
(vii)    “Institutional Stockholder” has the meaning set forth in the Stockholders Agreement.
(viii)    “Major Stockholder” has the meaning set forth in the Stockholders Agreement.
(ix)    “Previously Sold Shares” on any date means the sum of (A) the number of Shares sold by the Participant pursuant to the exercise of his Tag-Along Right in connection with the Eligible Transfer plus (B) the aggregate number of Shares sold pursuant to any Put prior to such date.
(x)    “Put Period” means each 14-day period following the release of the Company’s or Neiman Marcus Group LTD LLC’s earnings in respect of the first fiscal quarter of each fiscal year following the consummation of an Eligible Transfer.

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(xi)    “Put Price” means the Fair Market Value of the Shares to be sold pursuant to the exercise of a Put Right as of the first day of the applicable Put Period.
(xii)    “Tag-Along Right” has the meaning set forth in the Stockholders Agreement.
(xiii)    “Transfer” has the meaning set forth in the Stockholders Agreement.
(b)    Subject to this Section 5, at any time during each Put Period, the Participant (or his Permitted Transferee) shall have the right (the “Put Right”) to require the Company (or, at the Company’s election, one or more of its designees) to purchase from the Participant (or such Permitted Transferee), no later than the 20th business day following the expiration of each Put Period, all or a portion of the Participant’s Eligible Shares for a price equal to the Put Price (each, a “Put”).
(c)    The Company will not be required to settle the Put (i) following such Participant’s Termination for any reason, except for any Put Right exercised during the 12-month period following a Good Leaver Termination, (ii) if settlement of all or a portion of the Put would cause the Company or its Affiliates to violate applicable law or any Company Agreement, (iii) if there is or, immediately following settlement of the Put would be, a default under any Company Agreement relating to indebtedness, (iv) if the Committee reasonably determines that settlement of the Put would materially and adversely impact the liquidity of the Company or its Affiliates, or (v)  if the Committee determines that settlement of the Put would (A) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company, (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (C) violate applicable securities laws and regulations.  If the Committee determines that the Put shall not be settled with respect to a Put Period pursuant to Section 5(c)(ii)-(v), the Committee shall establish another Put Period within six months following such determination (and determine the Fair Market Value of the Eligible Shares at the beginning of such Put Period), subject to compliance with the terms hereof.
(d)    The Put Right, if not exercised by the Participant (or his Permitted Transferee) by 5:00 p.m. (Central Time) on the last day of the Put Period, shall expire and thereafter shall be null and void and of no effect until the next Put Period.
(e)    To exercise the Put Right, the Participant (or his Permitted Transferee) shall deliver an irrevocable written notice to the Company executed by such Participant (or such Permitted Transferee) (the “Put Notice”) during the Put Period electing to exercise the Put Right, which notice shall set forth the number of Shares as to which such Participant (or such Permitted Transferee) is exercising the Put Right.
(f)    On the date of consummation of the Put, (1) the Company (or its designees) will pay the Participant (or his Permitted Transferee) the applicable price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of

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undisputed indebtedness of the Participant to the Company or any of its Affiliates or any combination thereof and (2) the Participant (and his Permitted Transferee) shall (x) cooperate with the Company to cause any certificates evidencing the Shares being purchased that are being held in escrow by the Company to be delivered to the Company or its designees, (y) deliver the certificates evidencing the Shares being purchased, duly endorsed in blank by the Person in whose name the certificate is issued or accompanied, free and clear of any liens, and with stock (or equivalent) transfer taxes affixed and (z) execute and deliver such Transfer Documents (as defined below) as the Company may request.
(g)    Notwithstanding the foregoing, this Section 5 shall terminate on the earlier of (i) the Registration Date, (ii) the date of the Participant’s Termination, other than a Good Leaver Termination, and (iii) 12 months following the date of a Good Leaver Termination. After such termination of the Put Right, the Participant shall cease to have any rights with respect thereto; provided that if (A) pursuant to Section 5(c) the Company is not required to settle the Put during the 12 month period following the Participant’s Termination and (B) an additional Put Period is established pursuant to the last sentence of Section 5(c), then Participant’s Put Right shall remain in effect through such additional subsequent Put Period.
6.    Company’s Right to Repurchase.
(a)    In the event of the Participant’s Termination for any reason, or if the Participant engages in Detrimental Activity during the period set forth in clause (ii) below, the Company shall have the right, but not the obligation, to repurchase (or to cause one or more of its designees to repurchase) from the Participant (or his or her Permitted Transferee), at the repurchase price set forth below, any or all Vested Shares.
(i)    In the event of Termination by the Company without Cause, voluntary Termination by the Participant for Good Reason, termination due to an NMG Non-Renewal, voluntary Termination by the Participant without Good Reason (other than in connection with a Termination by the Company for Cause), or on account of the Participant’s death or Disability, the repurchase price shall be, with respect to each such Share (including any security that was previously RS Property), the Fair Market Value thereof on the date of Termination.
(ii)    In the event of Termination by the Company for Cause, or upon the discovery by the Company that the Participant has engaged in Detrimental Activity during the period of employment or service or the one-year period following the Termination, the repurchase price shall be, with respect to each such Share (including all dividends and other RS Property with respect thereto), the par value thereof.
(b)    To exercise the repurchase rights described in Section 6(a), the Company (or its designees) shall deliver a written notice to the Participant (or his or her Permitted Transferee) during the Repurchase Period (a “Repurchase Notice”), which notice shall set forth (i) the Shares to be repurchased and (ii) the approximate date on which such repurchase is to be consummated, which date shall be not more than 90 days after the date of such notice

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(subject to clause (c) below). Prior to the date of consummation of the repurchase, the Company (or its designees) shall deliver to the Participant (or his or her transferee) a written notice specifying the Fair Market Value for the Shares being purchased. On the date of consummation of the repurchase, (1) the Company (or its designees) will pay the Participant (or his or her transferee) the applicable repurchase price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of undisputed indebtedness of the Participant to the Company or any of its Affiliates or any combination thereof and (2) the Participant (and his or her transferee) shall (x) cooperate with the Company to cause any certificates evidencing the Shares being purchased that are being held in escrow by the Company to be delivered to the Company or its designees, (y) deliver the certificates evidencing the Shares being purchased that are not being held in escrow by the Company (if any), duly endorsed in blank by the Person in whose name the certificate is issued or accompanied, free and clear of any liens, and with stock (or equivalent) transfer taxes affixed and (z) execute and deliver such instruments and other documents to be executed by such Participant (and his and her Permitted Transferees) in connection with such repurchase, in each case, as the Company may request (such instruments and documents, the “Transfer Documents”). The Company may exercise the repurchase rights described in Section 6(a) upon one or more occasions at any time during the applicable Repurchase Period.
(c)    The Repurchase Period and the date on which any repurchase is to be consummated may be extended by the Committee at any time when repurchase by the Company (or its designees) (i) is prohibited pursuant to applicable law, or (ii) is prohibited under any Company Agreement.
(d)    Notwithstanding the foregoing, the Company shall cease to have rights of repurchase pursuant to this Section 6 on and after the Registration Date.
7.    Determination of Fair Market Value. Within 15 days following delivery of a Put Notice or Repurchase Notice, as applicable, the Company shall deliver to the Participant a written notice (the “Valuation Notice”) specifying the Committee’s determination of the Fair Market Value (the “Company Valuation”). If the Participant disputes the Company Valuation, the Participant may, within 10 days following delivery of the Valuation Notice, deliver to the Company a written notice of his disagreement with the Company Valuation and his calculation of the Fair Market Value (the “Dispute Notice”). The Dispute Notice shall set forth in reasonable detail the basis for such disagreement and any alternative calculations with respect to the Company Valuation. If the Participant does not timely deliver to the Company a Dispute Notice, the Company Valuation shall be the Fair Market Value, and such Fair Market Value shall be final and binding on the Participant, his Permitted Transferees and the Company. If the Participant timely delivers a Dispute Notice, the Company shall appoint a nationally recognized valuation firm that is independent of both parties for purposes of doing valuations under Section 409A of the Code to determine the Fair Market Value (the “Valuation Firm”). The Participant and the Company shall (i) instruct the Valuation Firm to provide its determination of the Fair Market Value within 30 days of its engagement and (ii) reasonably cooperate with the Valuation Firm in connection with its determination of the Fair Market Value. The Valuation Firm’s determination of the Fair Market Value shall be an amount

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between the Company Valuation and the amount set forth in the Dispute Notice. The Fair Market Value as determined by the Valuation Firm shall be final and binding on the Participant, his Permitted Transferees and the Company. The fees, costs and expenses of the Valuation Firm shall be borne by the party whose determination of the Fair Market Value as set forth in the Valuation Notice or Dispute Notice, as applicable, is further from the Fair Market Value as determined by the Valuation Firm. Notwithstanding the foregoing, the Executive will not be required to pay fees, costs and expenses in excess of $25,000, if his calculation of the Fair Market Value as set forth in the Dispute Notice is determined to be further from the Fair Market Value as determined by the Valuation Firm.
8.    Securities Representations. The Participant makes the representations, warranties and covenants set forth below and acknowledges that the Company is relying thereon.
(a)    The Participant is acquiring and will hold the Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.
(b)    The Participant has been advised that offerings of the Shares have not been registered under the Securities Act or other applicable securities laws, and that the Shares must be held indefinitely, unless the resales thereof are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. The Company is under no obligation to register offerings of the shares of Common Stock.
(c)    The Participant is an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act. The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The Participant, or the Participant’s professional advisor, has the capacity to protect the Participant’s concerns in connection with the investment in the Shares, and the Participant is able to bear the economic risk, including the complete loss, of an investment in the Shares.
(d)    The Participant will not sell, transfer or otherwise dispose of the Shares in violation of the Plan, this Agreement, the Stockholders Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or any other applicable laws.
(e)    The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Shares, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions hereof.
(f)    The Participant is aware that any investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The

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Participant is able, without impairing his or her financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment.
9.    Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.
10.    Incorporation of Plan. This Agreement is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. The Participant acknowledges having received and read a copy of the Plan, and agrees to comply with the Plan, this Agreement and all applicable laws and regulations. This Agreement and the Plan contain the entire understanding of the parties, and supersede any prior agreements between the Company and the Participant, with respect to the award of Restricted Stock contemplated hereby.
11.    Delivery Delay. The delivery of any certificate representing the Shares may be postponed by the Company for such period as may be required for it to comply with any applicable federal, state, local or other laws, or any national securities exchange listing requirements, and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant, the Company or any of its Affiliates of any provisions of any applicable federal, state, local or other law or of any regulations of any governmental authority or any national securities exchange.
12.    Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:
(a)    unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 12, any notice required to be delivered to the Company shall be properly delivered if delivered to:
Neiman Marcus Group, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:    Dennis Gies

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Telephone:     (310) 201-4100
Facsimile:    (310) 201-4170
with a copy (which shall not constitute notice) to:
Neiman Marcus Group, Inc.
1618 Main Street
Dallas, TX 75201
Attention:    General Counsel
Telephone:     (214) 743-7610
Facsimile:    (214) 743-7611
and
Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:    Jonathan Benloulou
Telephone:    (310) 284-5698
Facsimile:    (310) 557-2193
(b)    if to the Participant, to the address on file with the Employer.
Any notice, demand or request, if made in accordance with this Section 12 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.
13.    No Right to Employment. This Agreement is not an agreement of employment. None of this Agreement, the Plan or the grant of the Shares hereunder shall (a) guarantee that the Employer or any other person or entity will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s or any other person’s or entity’s right to terminate or modify the Participant’s employment or compensation.
14.    Stockholders Agreement. As a condition to the receipt of the Shares, the Participant shall execute and deliver a Joinder Agreement or such other documentation as required by the Committee. The Stockholders Agreement and any such other documentation shall apply to the Shares.
15.    Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the dispute resolution provisions in any employment agreement, or similar agreement, between the Employer and the Participant or, if none, the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

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16.    Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.
17.    Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws that would require the application of the laws of another jurisdiction.
18.    Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the Restricted Stock, the award of Restricted Stock pursuant to this Agreement is intended to be exempt from Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. With respect to any dividends and other RS Property, however, this Agreement is intended to comply with, or to be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided that the Employer does not guarantee to the Participant any particular tax treatment of the Restricted Stock or RS Property. In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
19.    Interpretation. The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.  Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined.  The term “or” is not exclusive.  The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”
20.    No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
21.    Other Shares.     Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.
22.    Confidentiality. The Participant hereby agrees to hold all confidential and proprietary information of the Company and its Affiliates received in connection with the grant of Restricted Stock, including any plan summaries or risk factors, in the strictest confidence. The Participant shall not, directly or indirectly, disclose or divulge any such confidential or proprietary information to any Person other than the Participant’s legal counsel and financial advisors, or an officer, director or employee of, or legal counsel for, the Company

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or its Affiliates, to the extent necessary for the proper performance of his or her responsibilities, unless authorized to do so by the Company or compelled to do so by law or valid legal process; provided that nothing in this Agreement shall prohibit the Participant from reporting or disclosing information under the terms of the Company’s Reporting Suspected Violations of Law Policy or such similar policy as the Company may have in effect from time to time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.
NEIMAN MARCUS GROUP, INC.
By:
Name:
Title:

Employee Name: Geoffroy van Raemdonck

van Raemdonck of Restricted Stock Agreement